CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Templeton Foreign Fund, a series of Templeton Funds, Inc., of our Report dated September 25, 2002, relating to the financial statements and financial highlights of Templeton Foreign Fund which appears in the August 31, 2002 Annual Report to Shareholders of the Templeton Foreign Fund, which is also incorporated by reference in the Registration Statement.


/s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California
August 8, 2003